UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
November 6, 2009
Date of Report (Date of earliest event reported)
CNB CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	033-00737 (Commission file number)	38-2662386 (I.R.S. Employer Identification No.)
303 North Main Street, Cheboygan MI 49721
(Address of principal executive offices, including Zip Code)
(231) 627-7111
(Registrant’s telephone number, including area code)
NO CHANGE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events
On November 6, 2009 President and CEO Susan A. Eno announced the provision for loan losses of Citizens National Bank (“the Bank”), a subsidiary of CNB Corporation (“the Company”) was increased to $1,725,000 for the year to date period ending September 30, 2009; explaining that $1.2 million of the provision is an allocation attributable to a single borrower who has been with the bank since 2007. Management has been working diligently with the borrower since 2008 to mitigate any potential loss, but in late September 2009 it became evident the condition of the credit, secured by real estate, was continuing to decline. The decline in credit quality, coupled with the weakening real estate market and consequential deterioration of collateral value, resulted in the determination the most prudent course was to increase the provision for loan losses to include an allocation to recognize a potential loss.
As previously communicated management continues to aggressively address problem loans and there have been enhancements made to the credit administration infrastructure to mitigate future loan losses.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB Corporation (Registrant)
/s/ Susan A. Eno
Susan A. Eno
Dated: November 6, 2009	President and Chief Executive Officer